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                                                                     Exhibit 5.2

                          [Letterhead of Ropes & Gray]





                                                     June 28, 2002





Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199

Ladies and Gentlemen:

     This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT"), including the prospectus that is part of the Registration Statement (the "PROSPECTUS"), filed by Tampa Electric Company, a Florida corporation (the "COMPANY"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on or about the date hereof. The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a "PROSPECTUS SUPPLEMENT"). The Prospectus as supplemented by the various Prospectus Supplements will provide for the issuance and sale by the Company of up to $950,000,000 aggregate principal amount of unsecured debt securities of the Company (the "DEBT SECURITIES"). The Debt Securities are to be issued pursuant to an Indenture dated as of July 1, 1998 (as amended and supplemented from time to time, the "INDENTURE") between the Company and The Bank of New York, as trustee.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

     The opinions expressed herein are limited to matters governed by the laws of the State of New York.

     Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that when the Registration Statement has become effective under the Securities Act, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having

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Palmer & Dodge LLP                   -2-                           June 28, 2002


jurisdiction over the Company or any of its property, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the Indenture against payment of the purchase price therefor and issued and sold as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Debt Securities will constitute the valid and binding obligations of the Company, subject to the qualifications set forth in the paragraphs below.

     Our opinion that the Debt Securities constitute the valid and binding obligations of the Company assumes that the Indenture and any applicable supplemental indenture thereto has been or will be duly authorized, executed and delivered by the parties thereto. Our opinion that the Debt Securities constitute the valid and binding obligations of the Company assumes that the Debt Securities will be duly authorized by all necessary corporate action by the Company.

     Our opinion that the Debt Securities constitute the valid and binding obligations of the Company is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law. Our opinion expressed herein is also subject to the qualification that in the case of the Indenture or other agreement or instrument pursuant to which any of the Debt Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions expressed herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the related Prospectus Supplements under the caption "Legal Matters."


                                         Sincerely,

                                         /s/ Ropes & Gray

                                         Ropes & Gray